Exhibit 99.1

Local Insight Regatta Holdings, Inc. Reports

Fourth Quarter and Full Year 2008 Results

Company substantially completes integration initiatives; delivers solid results

DENVER – April 1, 2009 – Local Insight Regatta Holdings, Inc. (“LIRH”) today announced consolidated results for the three and twelve months ended December 31, 2008.

“The fourth quarter concluded a year of wide-ranging progress that included integration of our business, consolidation of offices and reduction of duplicative headcount,” said Scott Pomeroy, director, LIRH. “As a result, we exceeded our initial synergy goals and created the foundation for a cost-efficient infrastructure. Additionally, we achieved approximately $16 million of run-rate synergies that are not reflected in EBITDA-as adjusted for 2008, but which we expect to see the benefits of in 2009.

“Equally importantly, we made progress on our strategic initiatives, which are aimed at ensuring that our sales channel has the training, portfolio of local search solutions and measurement tools to help our small business customers connect with consumers and generate leads from multiple media sources. The result of these initiatives was solid financial performance for the fourth quarter and full year.”

Financial Summary

LIRH reports financial results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, LIRH presents certain non-GAAP measures and on an adjusted basis to eliminate the impact of purchase accounting. The non-GAAP and adjusted basis measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. LIRH does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures.

The consolidated financial statements include the results for Local Insight Yellow Pages, Inc. (“LIYP”) for the three and twelve months ended December 31, 2008, and the results of The Berry Company LLC (“The Berry Company”) for the three months ended December 31, 2008, and from the date of acquisition, April 23, 2008, through December 31, 2008. As such, results for prior year periods are not comparable. Please see LIRH’s Annual Report on Form 10-K for the year ended December 31, 2008, for more information about successor and predecessor periods and accounting thereof.

For the quarter ended December 31, 2008, LIRH reported $144.3 million in revenue and for the twelve months ended December 31, 2008, LIRH reported $434.6 million in revenue.

LIRH defines “EBITDA-as adjusted” as net income (loss) before interest, income taxes, depreciation and amortization, purchase accounting adjustments, other non-cash items and certain non-recurring restructuring costs, and including adjustments for pro forma EBITDA for The Berry Company for the period from January 1 to April 22, 2008. EBITDA-as adjusted was $19.7 million in the fourth quarter of 2008, resulting in an EBITDA-as adjusted margin (EBITDA-as adjusted, divided by pro forma revenue of $158.7 million) of 12.4 percent. For the twelve months ended December 31, 2008, EBITDA-as adjusted was $85.3 million, resulting in an EBITDA-as adjusted margin of 14.0 percent for the twelve months ended December 31, 2008.

LIRH reported $19.8 million in net loss for the fourth quarter of 2008 and $75.8 million in net loss for the twelve months ended December 31, 2008.

Free cash flow, defined as cash flow from operations of $27.1 million, less capital expenditures of $7.1 million, was $20.0 million for the twelve months ended December 31, 2008. For the twelve months ended December 31, 2008, free cash flow was used to pay down $1.7 million in bank debt.

At December 31, 2008, LIRH had total debt (in millions) of:

Bank Credit Facilities	$333.3
Bank Revolver	26.6
Notes Outstanding	210.5

$570.4

At December 31, 2008, the fixed rate portion of LIRH’s capital structure approximated 37 percent. LIRH’s average cost of debt, based on the weighted average interest cost at December 31, 2008, was 9.1 percent.

Operational Results

During the quarter, LIRH continued its focus on business fundamentals that support a solid operating foundation as well as strategic initiatives that the company believes will support its financial growth:

•

Substantially completing integration initiatives for 2008, including consolidating or closing four offices and reducing approximately 250 duplicative headcount, integrating our agency businesses and establishing a cost-effective infrastructure through Six Sigma LEAN business processes, resulting in expected annual savings of approximately $26 million;

•	Preparing for digital immersion training for our entire sales force, including certification as an authorized Google AdWords reseller;
•	Initiating trials of a segmented sales channel approach aimed at providing our advertisers with a highly targeted, customized advertising program; and
•	Trialing a performance-based, multi-platform advertising solution in which clients pay for only the qualified leads delivered.

Same store ad sales growth for the fourth quarter was 0.6 percent; same store ad sales decreased 0.3 percent for the twelve months ended December 31, 2008. Fourth quarter ad sales were driven primarily by strong sales in LIRH’s Windstream-branded directories.

Fourth Quarter Conference Call

A conference call will be held Wednesday, April 1, 2009, at 11 a.m. Eastern Time. The domestic dial-in number is 800.357.1871 and the international number is 850.429.1382. The conference ID is 7459. Please call 10 minutes in advance to facilitate an on-time start.

Please note: All statements made by LIRH officers or directors on this call are the property of LIRH and subject to copyright protection. Recording of the call is prohibited without the express written consent of LIRH.

About Local Insight Regatta Holdings, Inc.

Local Insight Regatta Holdings, Inc. is a leading publisher of print and Internet Yellow Pages directories and the largest provider of outsourced directory sales, marketing and related services in the United States. Local Insight Regatta Holdings has two principal operating subsidiaries: Local Insight Yellow Pages, Inc., or LIYP, and The Berry Company, LLC, or The Berry Company. LIYP is the seventh largest Yellow Pages directory publisher in the United States. LIYP is the exclusive official publisher of Windstream Corporation’s print and Internet directories and also publishes print directories on behalf of more than 75 other telephone companies. LIYP offers Internet Yellow Pages services through the WindstreamYellowPages.com website. The Berry Company provides an integrated array of outsourced directory sales, marketing, production and other services to third parties. The Berry Company publishes print directories on behalf of more than 75 telco and other customers, over 30 of which rely on The Berry Company for the publication of their Internet Yellow Pages directories.

For more information, please see www.localinsightregattaholdings.com.

Local Insight Regatta Holdings is a wholly-owned subsidiary of Local Insight Media Holdings, Inc. Local Insight Media is a portfolio company of Welsh, Carson, Anderson & Stowe, or WCAS. Since its founding in 1979, WCAS has organized 15 limited partnerships with total capital of over $20 billion. Since its inception, WCAS has invested in more than 159 companies in its target industries and has funded over 650 follow-on acquisitions.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The following important factors, among others, could cause such a difference: (i) declines in our revenue; (ii) the loss of any of our key customer agreements or our inability to enforce or fully realize our rights under those agreements; (iii) impairment of our rights, or a decrease or cessation of payments to us, under existing agreements if bankruptcy proceedings were brought by or against the parties to such agreements or certain third parties and any of those agreements are rejected or payments to us are challenged as part of those proceedings; (iv) a declining usage of printed Yellow Pages directories or a decrease in the number of businesses that advertise with us; (v) the effects of the economic recession and of war, terrorism or other catastrophic events; (vi) increased competition from incumbent and independent Yellow Pages directory publishers, Internet-based advertisers and search engines, as well as other types of media; (vii) rapid technological developments and changing preferences in the Yellow Pages publishing and advertising industries; (viii) the effect of competition in local telephone service on the incumbent local exchange carriers’, or LECs’, current leading positions in the markets we serve; (ix) the impact of union organizing activity; (x) disruptions to our operations caused by our conversion to a new process management and production platform and integrating our information technology systems and processes; (xi) our dependence on ability to maintain satisfactory relationships with third party service providers; (xii) the effect of extending credit to small and medium-sized businesses; (xiii) a decline in the performance of third party certified marketing representatives, which coordinate sales of advertising to national accounts or a decision by these representatives to reduce or end their business with us; (xiv) the loss or impairment of our intellectual property rights; (xv) changes in, or the failure to comply with, government regulations, including franchising laws, accounting standards, zoning laws, environmental laws and taxation requirements; (xvi) future changes in directory publishing obligations, and additional regulation regarding use of the Internet, data and data security; (xvii) the possibility that material weaknesses may exist when we report on the effectiveness of our internal control over financial reporting; (xviii) our lack of effective disclosure controls as of December 31, 2008; (xix) the loss of key personnel or turnover among our sales representatives; (xx) fluctuations in the price or availability of paper; (xxi) national or local economic or business conditions that affect advertising expenditures by businesses and individuals or consumer trends in the usage of our products; (xxii) risks related to our substantial indebtedness, the substantial indebtedness of our affiliates and our senior subordinated notes; and (xxiii) continued or increased disruption in the credit and equity markets.

These and other risks and uncertainties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as our other periodic filings with the SEC, which are available on the SEC’s internet site (http://www.sec.gov). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release, and LIRH undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.

Investor Contact:	Media Contact:

Brooke Martellaro	Pat Nichols
303.867.1667	303.867.1651
brooke.martellaro@localinsightmedia.com	pat.nichols@localinsightmedia.com

# # # #

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended Dec. 31, 2008	3 Months Ended Dec. 31, 2008
Directory revenue	$434,572	$144,253
Operating expenses:
Cost of revenue	128,996	27,028
Publishing rights	212,170	80,476
Publishing rights paid to Windstream	—	—
General and administrative expense	101,966	36,040
Consulting fees—affiliate	10,000	2,727
Depreciation and amortization	53,201	16,823
Transaction costs	919
Impairment charges	—	919

Total operating expenses	507,252	164,013

Operating loss	(72,680)	(19,760)

Other expenses	49,615	13,299
Income tax benefit	(46,525)	(13,305)

Net loss	$(75,770)	$(19,754)

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands)

December 31, 2008
Assets
Current assets	$126,626
Property and equipment, net	20,477
Intangible assets, net	425,146
Goodwill	279,090
Assets held for sale	2,084
Deferred financing costs and other assets, net	17,645

Total Assets	$871,068

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,350
Line of credit	26,600
Accounts payable, accrued liabilities and other	78,759

Total current liabilities	108,709

Long-term debt, net of current portion	509,195

Deferred income taxes and other long-term liabilities	90,278

Total liabilities	708,182
Total stockholders’ equity	162,886

Total Liabilities and Stockholders’ Equity	$871,068

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

Year Ended December 31, 2008
Operating Activities
Net loss	$(75,770)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	137,853
Deferred income taxes	(66,127)
Change in uncertain tax positions	18,804
Provision for doubtful accounts	4,363
Other	7,286
Changes in operating assets and liabilities	672

Net cash provided by operating activities	27,081

Investing Activities
Acquisition of subsidiary, net of cash acquired	(241,397)
Acquisition of property and equipment	(7,075)

Net cash used in investing activities	(248,472)

Financing Activities
Proceeds from revolving credit facility	33,600
Repayments on revolving credit facility	(15,500)
Proceeds from issuance of term loan	301,350
Repayments on term loan	(67,675)
Debt financing costs	(12,721)

Net cash provided by financing activities	239,054

Net increase in cash and cash equivalents	17,663
Cash and cash equivalents, beginning of period	1,758

Cash and cash equivalents, end of period	$19,421

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(In thousands)

LIRH also presents calculations of EBITDA (defined as net income (loss) before interest, income taxes, depreciation and amortization) and EBITDA-as adjusted (defined as EBITDA excluding adjustments for purchase accounting, other non-cash items and certain non-recurring restructuring costs and including adjustments for pro forma EBITDA for The Berry Company for the period from January 1 to April 22, 2008) permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations. Management uses these measures as an indicator of our operating performance and because certain covenants in LIRH’s senior secured credit facilities contain ratios based on these measures on a rolling four quarter basis. In addition, LIRH believes that the presentation of EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of LIRH’s ongoing business operations. EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are not indicators of financial performance under GAAP or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, they should not be considered as alternatives to, or more meaningful than, loss before income taxes, cash flows from operating activities or other traditional indicators of operating performance. EBITDA and EBITDA-as adjusted are reconciled to net loss as follows (in thousands):

LOCAL INSIGHT REGATTA HOLDINGS, INC.

EBITDA—as adjusted

December 31, 2008

EBITDA	Year Ended Dec. 31, 2008	3 Months Ended Dec. 31, 2008
Net loss	$(75,770)	$(19,754)
Income tax benefit	(46,525)	(13,305)
Interest, net	49,615	13,299
Depreciation and amortization	53,201	16,823
Impairment	919	919
Purchase accounting:
Favorable sales contracts	34,954	1,784
Deferred directory costs margin	14,027	1,804
Deferred revenue written off in purchase accounting	30,025	14,402
Miscellaneous	—	—

EBITDA	60,446	15,972
Berry EBITDA—1/1/08 to 4/22/08 (1)	10,949	—

	71,395	15,972

Non-cash:
Share-based compensation	1,114	133
Non-recurring charges:
Severance and related costs	2,713	1,082
Integration, restructuring and other charges	10,090	2,497

EBITDA-as adjusted	$85,312	$19,684

Revenue	$434,572	144,253
Purchase accounting adjustments	30,025	14,402
Berry—1/1/08 to 4/22/08	148,239	—

Pro forma revenue	$612,836	$158,655

(1) Recon of Berry EBITDA to Berry net income for the period from Jan. 1, 2008 to Apr. 22, 2008:

Net income		$3,437
Depreciation and amortization		7,215
Historical purchase accounting: Deferred directory costs margin		297

EBITDA-as adjusted		$10,949